UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 2, 2011

CHINA ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-52409	98-0522950
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No. 57 Xinhua East Street
Hohhot, Inner Mongolia, People’s Republic of China
(Address Of Principal Executive Offices) (Zip Code)

+86-0471-466-8870
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On September 2, 2011, the Board of Directors of China Energy Corp. (the “Company”) received the resignation of Brock Silvers, a member of the Company’s Board of Directors (the “Board”), a member of the Audit and Compensation Committees of the Board and Chairman of the Nominating and Governance Committees of the Board.  The Company believes that Mr. Silvers resigned from the Board (i) as an accommodation to the Company after the Company expressed to him its preference to add to the Board at a lower cost a Director native to Inner Mongolia, and (ii) Mr. Silvers’ belief that the Company should move with greater speed and the commitment of additional resources to improve its internal controls and procedures over financial reporting.  With respect to the first item, the Company sought this new individual for the Board in order to facilitate additional closeness between the Board and management, and to assist the Company with improving business relationships in Inner Mongolia so as to create further opportunities for Company growth.  With respect to the second item, the Company believes that, although all of its internal control issues have not yet been resolved, the Company’s dedication and emphasis on improving its financial disclosure and internal controls and procedures over financial reporting has steadily improved over the past two years.  The Company will continue to spend resources to improve its financial disclosure and internal controls and procedures over financial reporting as may be required.

Copies of Mr. Silvers’ resignation and confirmation letters are attached as Exhibits 17.1 and 17.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
17.1	Resignation Letter of Brock Silvers
17.2	Confirmation Letter of Brock Silvers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2011	CHINA ENERGY CORPORATION.

	By:	/s/ WenXiang Ding
	Name:	WenXiang Ding
	Title:	President and CEO

EXHIBIT INDEX

No.	Description
17.1	Resignation Letter of Brock Silvers
17.2	Confirmation Letter of Brock Silvers